                                  HASBRO, INC.

                             SENIOR DEBT SECURITIES

                                 TERMS AGREEMENT


                                                     March 10, 2000


Hasbro, Inc.
200 Narragansett Park Drive
Pawtucket, Rhode Island 02862


Ladies and Gentlemen:

         On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement, annexed hereto as Annex A (the "Under writing Agreement"), the following securities (the "Securities"), to be issued under an indenture (the "Indenture"), dated as of the Closing Date (as defined herein), by and between Hasbro, Inc. (the "Company") and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"), on the following terms:

A.                TITLE:  7.95% Notes Due 2003 (the "7.95% Notes").

                  PRINCIPAL AMOUNT:  $550,000,000.

                  RANK:  Senior.

                  CONVERTIBILITY: None.

                  INTEREST: 7.95% per annum, from March 15, 2000, payable semi-annually on March 15 and September 15, commencing September 15, 2000, to holders of record on the preceding March 1 or September 1, as the case may be.

                  MATURITY:  March 15, 2003


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                  OPTIONAL REDEMPTION: None.

                  SINKING FUND: None.

                  DELAYED DELIVERY CONTRACTS: None.

                  PRICE TO UNDERWRITERS: 99.322% of principal amount.

                  PRICE TO PUBLIC: 99.772% of principal amount, subject to change by the undersigned after the public offering of the Securities.

B.                TITLE:  8.50% Notes Due 2006 (the "8.50% Notes").

                  PRINCIPAL AMOUNT:  $200,000,000.

                  RANK:  Senior.

                  CONVERTIBILITY: None.

                  INTEREST: 8.50% per annum, from March 15, 2000, payable semi-annually on March 15 and September 15, commencing September 15, 2000, to holders of record on the preceding March 1 or September 1, as the case may be.

                  MATURITY:  March 15, 2006.

                  OPTIONAL REDEMPTION: None.

                  SINKING FUND: None.

                  DELAYED DELIVERY CONTRACTS: None.

                  PRICE TO UNDERWRITERS: 99.236% of principal amount.

                  PRICE TO PUBLIC: 99.861% of principal amount, subject to change by the undersigned after the public offering of the Securities.

C. CLOSING: The Closing Date shall be at 10:00 a.m. on March 15, 2000, subject to change as permitted by the Underwriting Agreement. The closing of the purchase


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and sale of the Securities shall take place at the offices of Skadden, Arps,
Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, and payment by the Underwriters for the Securities at the closing shall be in New York Clearing House (next day) funds.

D.       NAME AND ADDRESS OF REPRESENTATIVES:

                  SALOMON SMITH BARNEY INC.
                  BEAR, STEARNS & CO. INC.
                  c/o Salomon Smith Barney  Inc.
                  388 Greenwich Street
                  New York, New York 10013
                  Attn:  Legal Department

E. UNDERWRITING AGREEMENT: The provisions of the Underwriting Agreement are incorporated herein by reference.

F. AVAILABILITY OF THE SECURITIES: The Securities will be made available in book-entry form through the book-entry facilities of the Depositary Trust Company in New York, New York on or prior to the Closing Date.

G.       MISCELLANEOUS

                  The "Registration Statement" referred to in the Underwriting Agree ment is the Company's Registration Statement on Form S-3, as amended (File No. 333-82077).

                  This Terms Agreement may be executed in multiple counterparts. All signatures need not be on the same counterpart.


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
                  Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.


                            Very truly yours,

                            SALOMON SMITH BARNEY INC.
                            BEAR, STEARNS & CO. INC.

                            BY: SALOMON SMITH BARNEY INC.


                            By:/s/ Christina A. Mohr
                               ----------------------------
                               Name:   Christina A. Mohr
                               Title:  Managing Director



Accepted as of the above date:

HASBRO, INC.


By:/s/ Alfred J. Verrecchia
   -----------------------------
   Name:  Alfred J. Verrecchia
   Title: Executive Vice President,
          Global Operations and Chief
          Financial Officer



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                                   SCHEDULE A


                                                            PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
                       UNDERWRITER                            OF 7.95% NOTES         OF 8.50% NOTES
-----------------------------------------------------       ----------------        ----------------
                                                                      (in thousands)
Salomon Smith Barney Inc.................................     $    247,500,000      $     90,000,000
Bear, Stearns & Co. Inc..................................     $    220,000,000      $     80,000,000
FleetBoston Robertson Stephens Inc.......................     $     16,500,000      $      6,000,000
Banc of America Securities LLC...........................     $     11,000,000      $      4,000,000
Banca d'Intermediazione Mobiliare IMI....................     $     11,000,000      $      4,000,000
Commerzbank Captial Markets Corp.........................     $     11,000,000      $      4,000,000
Mellon Financial Markets, LLC............................     $     11,000,000      $      4,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.......     $     11,000,000      $      4,000,000
Scotia Capital (USA) Inc.................................     $     11,000,000      $      4,000,000
                                                              ----------------      ----------------
         TOTAL...........................................     $    550,000,000   $       200,000,000
                                                               ===============       ===============

                                     ANNEX A


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